UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2009
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
          On January 20, 2009, Trident Microsystems, Inc. (the “Company”), announced the appointment of Christophe Chene as Senior Vice President of Worldwide Sales. Mr. Chene commenced employment with the Company on January 16, 2009.
          Mr. Chene, 43, brings over 18 years of experience in the semiconductor industry. Immediately prior to joining Trident, Mr. Chene was at Xilinx, serving most recently as its Vice President, Global Business Development during 2008. From 2005 to 2008, he served first as Senior Director, Marketing and Applications in the General Products Division at Xilinx, and from 2007 to 2008 as Vice President and General Manager, Micro Scale Products Division at Xilinx. From 2002 to 2005, Mr. Chene served as Senior Director, Integrated Circuits Marketing at Sharp Microelectronics of the Americas. Prior to that, he was with Texas Instruments, Inc., serving as Director, Digital Control Systems Business Unit, DSP Group, from 2000 to 2002, and in a variety of marketing manager, product marketing engineer or application engineer positions at Texas Instruments from 1990 to 2000. Mr. Chene holds a Bachelor of Science degree in Automatic Control Electronics and Electronic Engineering from the Institut National Des Sciences Appliqués in Toulouse, France.
          A copy of the press release announcing Mr. Chene’s appointment is attached hereto as Exhibit 99.1
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 20, 2009, announcing appointment of Christophe Chene as Senior Vice President of Worldwide Sales.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 20, 2009
TRIDENT MICROSYSTEMS, INC.

/s/ David L. Teichmann David L. Teichmann
Senior Vice President, General Counsel & Corporate Secretary

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